UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 5, 2019

COHERENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33962	94-1622541
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5100 Patrick Henry Drive

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 764-4000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	COHR	The NASDAQ Stock Market LLC Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Director Appointment

Effective as of May 9, 2019, Coherent’s Board of Directors has determined to increase the size of the Board by one director from eight to nine directors, and, following the recommendation of its Governance and Nominating Committee, appoint Kay Matthews to the Board.  At this time, Coherent’s Board has not appointed Ms. Matthews to any committee of the Board.

Kay Matthews has served as Vice Chair, West Regional Managing Partner of Ernst & Young, a global leader in assurance, tax, transaction and advisory services, since 2008. Ms. Matthews originally joined Ernst & Young in 1983, and, prior to assuming her current role, served as Chief Operating Officer, America’s Assurance and Advisory Business Services (“AABS”) from 2005 to 2008; Managing Partner, America’s AABS, from 2001 to 2005, Managing Partner of the Austin Office from 1998 to 2001, and in various other positions, including as an Assurance Partner from 1994. In addition, Ms. Matthews joined the Americas Executive Board of Ernst & Young in 2009 and currently serves as a Vice Chair of the Board. Ms. Matthews holds a Bachelors of Business Administration in Accounting from Texas Tech University.

In connection with her appointment to the board, Ms. Matthews will be granted an award of restricted stock units with a value of approximately $225,000 (the “RSU Award”) pursuant to Coherent’s 2011 Equity Incentive Plan (the “2011 Plan”).  The RSU Award will vest in two equal annual installments on each anniversary of the grant date, in each case subject to Ms. Matthews continuing to be a service provider through each applicable vesting date.  The RSU Award will be subject to the terms and conditions of the 2011 Plan and the related restricted stock unit award agreement, copies of which have been filed, respectively, as Exhibit 10.1 to Coherent’s Registration Statement on Form S-8 (File No. 333-174019) filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2011, and Exhibit 10.1 to Coherent’s Quarterly Report on Form 10-Q (File No. 001-33962) filed with the SEC on August 10, 2011, and are incorporated herein in their entirety by reference.  In addition, Ms. Matthews will be eligible to receive cash compensation in the form of annual cash retainers for service on Coherent’s Board and Board committees, as applicable, and additional annual equity awards at each annual stockholder meeting at which she is elected to the Board.

Ms. Matthews has executed Coherent’s standard form of indemnification agreement, the form of which has been filed as Exhibit 10.18 to Coherent’s Annual Report on Form 10-K (File No. 001-33962) filed with the SEC on December 15, 2010 and is incorporated herein its entirety by reference.

There is no arrangement or understanding between Ms. Matthews and any other persons pursuant to which she was elected as a director.

Director Retirement

In addition, Ms. Susan James, a member of the Board of Directors, notified the company on May 5, 2019 that she would be retiring from the Board of Directors at the end of her current term and not standing for reelection at the next annual meeting of stockholders.  There are no disagreements between Ms. James and the Company.

On May 8, 2019, Coherent issued a press release announcing Ms. James’ retirement and Ms. Matthews’ appointment to Coherent’s Board. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press release dated May 8, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC.
Date: May 8, 2019
	By:	/s/ Bret DiMarco
Bret DiMarco
Executive Vice President and General Counsel